                                                                    EXHIBIT 99.1

PRESS RELEASE OF META GROUP, INC.
Wednesday, October 25, 2000, 1:03 p.m. Eastern Time


                        [LETTERHEAD OF META GROUP, INC.]



Contact:      Peter Ward                      Alison Ziegler/Beth Lewis
              META Group Inc.                 The Financial Relations Board Inc.
              (203) 973-6700                  (212) 661-8030/(617) 369-9242
              peter.ward@metagroup.com


                                                           FOR IMMEDIATE RELEASE

          META GROUP TO REPORT THIRD-QUARTER FINANCIAL RESULTS AND HOST
                     CONFERENCE CALL ON TUESDAY, NOVEMBER 7
         FUTURE QUARTERLY CONFERENCE CALLS WILL BE BROADCAST LIVE ON THE
                    INTERNET AND BE ACCESSIBLE TO THE PUBLIC

         STAMFORD, Conn. (October 25, 2000) -- META Group Inc. (Nasdaq: METG), a leading information technology (IT) research and consulting firm, is scheduled to report financial results for the third quarter ended September 30, 2000, on Tuesday, November 7, 2000.

         META Group will hold a conference call at 4:15 pm Eastern Time the same day, Tuesday, November 7, to discuss its financial results, quarterly highlights, and current expectations regarding its future performance. All interested parties are invited to listen to the call live over the Internet at HTTP://WWW.STREETEVENTS.COM or http://www.vcall.com.

         To listen to the live call, persons should go to one of the above Web sites at least 15 minutes prior to the start of the call to register, and to download and install any necessary computer audio software. For persons unable to listen to the live Internet broadcast, a replay will be available shortly after the call on the StreetEvents site for 30 days. A link to the StreetEvents conference call replay will also be posted on META Group's Web site, HTTP://WWW.METAGROUP.COM.

         META Group intends to make future quarterly conference calls accessible to the public through live Internet access in a listen-only mode. META Group will post access details on its Web site prior to each conference call.

META GROUP TO HOLD CONFERENCE CALL - 2/

                                ABOUT META GROUP

         META Group helps companies make better information technology (IT) decisions by providing research and analyst consultation and consulting relevant to their specific business needs. Offering advisory services, strategic consulting, benchmarking, and publications that span the full spectrum of IT, META Group addresses the latest technologies, industry trends, and business challenges. With more than 2,500 client organizations worldwide, META Group differentiates itself from other information providers through its commitment to highly personal service (enabling "analysis in context"), bottom-line answers, and objectivity. For details, connect with http://www.metagroup.com.